Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Build America Bond Opportunity Fund
811-22425


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.

Voting results are as follows:

<c>Common shares

To approve a new investment management
agreement

   For
           2,854,468
   Against
                87,983
   Abstain
                66,949
   Broker Non-Votes
              963,585
      Total
           3,972,985


To approve a new sub-advisory agreement.


   For
           2,856,534
   Against
                89,411
   Abstain
                63,455
   Broker Non-Votes
              963,585
      Total
           3,972,985



Proxy materials are herein
incorporated by reference to the
SEC filing on June 16, 2014,
under Conformed Submission
Type DEF14A, accession
number 0001193125-14-236561.